Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-185142, No. 333-117857, No. 333-58642, and No. 333-217253 on Form S-8 of Pacific Premier Bancorp, Inc., and Subsidiaries, of our report dated March 4, 2016 with respect to the consolidated statement of income, comprehensive income, stockholders’ equity and cash flows of Pacific Premier Bancorp, Inc. and Subsidiaries for the year ended December 31, 2015, which report appears in the Annual Report on Form 10-K.

/s/ Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California
February 28, 2018